Exhibit 99.1

Conf# 4700878

Rocket One Appoints Dr. Supriyo Bandyopadhyay as Lead Technical Advisor of AI Nanomagnetic Technology

Pioneering nanomagnetics researcher to guide development of the company’s radiation-tolerant, ultra-low-power AI chip platform

NEW YORK — June 1, 2026 — Rocket One Inc. (Nasdaq: RKTO) today announced the appointment of Dr. Supriyo Bandyopadhyay as Lead Technical Advisor of AI Nanomagnetic Technology. In this role, Dr. Bandyopadhyay will guide the technical development of the company’s nanomagnetic AI chip technology as Rocket One builds infrastructure for the orbital economy, including AI computing and memory hardware engineered for space and defense environments.

Dr. Bandyopadhyay is a Commonwealth Professor of Electrical and Computer Engineering at Virginia Commonwealth University and a leading authority on nanomagnetics and spintronics, the scientific foundations underlying Rocket One’s licensed nanomagnetic matrix multiplier architecture. His appointment deepens the technical link between Rocket One’s platform and the foundational research from which it is derived.

“Dr. Bandyopadhyay’s work sits at the very heart of what makes our technology possible,” said Robb Knie, Chief Executive Officer of Rocket One. “As we move from a launch story to a compute story, having one of the field’s foremost researchers guiding our roadmap gives us a credible technical foundation to build on for orbital and high-radiation environments.”

“Rocket One is pursuing exactly the kind of real-world application this technology was designed for—computing that can think for itself under power and radiation constraints that conventional hardware cannot handle,” said Dr. Bandyopadhyay. “I look forward to helping translate years of foundational research into deployable systems for space and defense.”

About Rocket One Inc.

Rocket One Inc. is focused on developing and commercializing infrastructure for the orbital economy, including next-generation nanomagnetic AI chip technology designed for radiation-tolerant, energy-constrained environments such as low-Earth orbit, deep-space platforms, and defense systems. The Company holds exclusive rights to certain technologies, including a nanomagnetic matrix multiplier architecture intended as a hardware accelerator for machine learning and AI workloads, and related magnetic memory technology with potential applications in radiation-tolerant computing for defense and space systems. The Company is also positioned to pursue opportunities in nano-launch systems and nanosatellite deployment. The Company's biotechnology pipeline, including, but not limited to, HT-001, HT-KIT, HT-ALZ, and its GDNF-based metabolic program, will continue to be advanced under a wholly owned subsidiary.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the Company's strategic repositioning, the development potential of the licensed technologies, the suitability of those technologies for orbital, defense, and other applications, anticipated future operations and market opportunities. You should not place reliance on these forward-looking statements, which include words such as "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project" or similar terms, variations of such terms, or the negative of those terms. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These forward-looking statements are based on the Company's current expectations and assumptions and are subject to numerous risks and uncertainties, including, without limitation: the early-stage nature of the licensed technologies, which have not been fabricated as integrated devices, validated in space environments, or qualified for any commercial or government program, and the absence of any commercial product; the substantial additional capital the Company will require to fabricate, test, and qualify the licensed technologies, including for radiation tolerance and space deployment; the long development timelines associated with novel semiconductor and materials platforms; competition from larger, better-funded and well recognized companies in the semiconductor, AI hardware, space, and defense computing sectors; the Company's ability to recruit qualified leadership and technical personnel in nanomagnetic devices, semiconductor engineering, and aerospace systems; the Company's ability to comply with diligence milestones under the Virginia Commonwealth University license agreements, the failure of which could result in loss of license rights; intellectual property risks; export control and government contracting risks associated with defense and space applications; and the risks inherent in a strategic pivot. Additional risk factors are described in the Company's filings with the Securities and Exchange Commission ("SEC") including the Company's most recent Annual Report on Form 10-K and the Company's other filings made with the SEC. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee such outcomes. The Company may not realize its expectations, and its beliefs may not prove correct. All such statements speak only as of the date made. Consequently, forward-looking statements should be regarded solely as the Company's current plans, estimates, and beliefs. Investors should not place undue reliance on forward-looking statements. The Company cannot guarantee future results, events, levels of activity, performance, or achievements. The Company does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events, or circumstances or to reflect the occurrences of unanticipated events, except as may be required by applicable law.

Investor Contact

LR Advisors LLC

Email: investorrelations@rocketone.space

Phone: (678) 570-6791

www.rocketone.space

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